Exhibit 10.1

Engagement Letter

Newbury Street II Acquisition Corp.

960185 Gateway Blvd. Suite 201

Fernandina Beach, FL 02110

Attention:	Thomas Vincent Bushey
CEO and Director

Re: Advisory Services

This letter agreement (this “Agreement”), made and entered into as of September 29, 2026 (“Effective Date”), will confirm the arrangements under which Donerail Group & Co LLC (“Donerail”) has been engaged by Newbury Street II Acquisition Corp., a Cayman Islands exempted company (together with its successors, including after the Domestication (as defined below), the “Company”), as of the Effective Date, to act as the Company’s consultant in connection with the Transaction (as defined below) involving the Company and FORT Robotics, Inc., a Delaware corporation (“Target”). The Company, the Target, and Hugo Merger Sub Inc., a Delaware corporation and a direct, wholly owned subsidiary of the Company (“Merger Sub”), entered into an agreement and plan of merger, dated as of August 17, 2026 (as it may be amended, restated and/or supplemented from time to time in accordance with its terms, the “Transaction Agreement”), pursuant to which, among other thin gs: (i) prior to the consummation of the transactions contemplated by the Transaction Agreement (the “Transaction Closing”), the Company will continue out of the Cayman Islands and into the State of Delaware so as to re-domicile as, and become, a Delaware corporation (the “Domestication”) and (ii) upon the Transaction Closing, among other matters, Merger Sub will merge with and into Target, with Target continuing as the surviving corporation and as a wholly-owned subsidiary of the Company (the “Merger” and together with the Domestication and the other transactions contemplated by the Transaction Agreement, collectively, the “Transaction”).

1.	Retention. During the term of this engagement, and as mutually agreed upon by Donerail and the Company, Donerail will provide the Company and its affiliates the consulting services described on Schedule B hereto (the “Services”) in connection with the Transaction. Donerail agrees to perform the Services (i) in accordance with all laws, rules and regulations which may be applicable to the Services, (ii) in a professional and workmanlike manner in accordance with generally recognized industry standards for similar services, and (iii) devoting sufficient resources and its best efforts to ensure that the Services are performed in a timely, professional and reliable manner.

2.	Cooperation.

(a) The Company shall, upon reasonable request, furnish Donerail with current and historical materials and information regarding the business and financial condition of the Company, the Company, in its reasonable discretion, deems relevant to the Transaction, and other information and data, and access to the Company’s officers, directors, employees and professional advisors, which Donerail reasonably requests in connection with Donerail’s activities hereunder. All such materials, information and data shall, to the Company’s knowledge, be complete and accurate in all material respects and not misleading at the time they are furnished. The Company agrees to promptly advise Donerail of all developments materially affecting the Company, the Transaction or the completeness or accuracy of the information previously furnished to Donerail.

(b) The Company further acknowledges that Donerail (i) will be relying on information and data provided to Donerail (including, without limitation, information provided by or on behalf of the Company, the Target or other parties to a Transaction) and available from generally recognized public sources, without having independently verified the accuracy or completeness thereof, (ii) does not assume responsibility for the accuracy or completeness of any such information and data, (iii) has not made, and will not make, any physical inspection or appraisal of the properties, assets or liabilities (contingent or otherwise) of the Company, the Target or any other party to a Transaction and (iv) in relying on any financial forecasts that may be furnished to or discussed with Donerail, will assume that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the Company’s management team as to the future financial performance of the Company, the Target or other party to a Transaction, as the case may be (and if such forecasts no longer reflect such estimates and judgments, then the Company will promptly inform, and provide updated forecasts to, Donerail).

(c) The Company agrees that any teaser, confidential information memorandum or other disclosure materials used in connection with a Transaction shall not, to the Company’s knowledge, contain any untrue statement of material fact.

(d) Donerail acknowledges and agrees that all information provided by the Company, the Target or their respective Representatives in connection with the engagement outlined in this Agreement, whether learned or disclosed to Donerail before or after the Effective Date, including, but not limited to, all data, analysis, documentation, processes, communication, intellectual property, and other materials, regardless of the form or medium in which they are expressed (collectively referred to as “Confidential Information”), shall be treated with the strictest confidentiality. Donerail and its Representatives shall not disclose, disseminate, or make the Confidential Information available in any way to any third party, including affiliates, representatives, consultants, or any other entity or individual, without the express prior written consent of the Company. Furthermore, Donerail agrees to use the Confidential Information solely for the purpose of providing the Services as specifically contemplated by this Agreement, and for no other purpose whatsoever. Donerail undertakes to implement all reasonable and necessary security measures to safeguard the Confidential Information from unauthorized access, use, or disclosure. This includes, but is not limited to, restricting access to the Confidential Information to those of Donerail employees, agents, or consultants who have a need to know such information in connection with the performance of the Services hereunder and who are bound by written obligations of confidentiality that are no less stringent than those set forth in this Agreement. In the event of any unauthorized use or disclosure of the Confidential Information, Donerail shall promptly notify the Company of such incident and take all reasonable steps, at Donerail’s expense, to recover the Confidential Information and prevent further unauthorized use or dissemination. The obligations of confidentiality set forth in this provision shall survive the termination of this Agreement and shall continue indefinitely until such time as the Confidential Information enters the public domain through no fault of Donerail or its Representatives. Any breach of this confidentiality provision may result in irreparable harm to the Company for which damages alone may not be an adequate remedy. Accordingly, the Company shall be entitled to seek injunctive relief, without the necessity of posting bond, in addition to any other legal or equitable remedies available to enforce the provisions of this Agreement and to protect its proprietary rights.

(e) Each of Donerail and the Company hereby represents and warrants to the other party that, in fulfilling its obligations and conducting its operations related to this Agreement, it shall strictly comply with all applicable laws, regulations, and the rules of any securities exchange relevant to its activities under this Agreement. Donerail acknowledges that the U.S. securities laws and other laws prohibit any person who has material, non-public information concerning a public company from purchasing or selling any of its securities, and from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Donerail acknowledges that the confidentiality provisions of this Agreement shall be deemed to be an agreement to keep the Confidential Information in confidence as contemplated by Regulation FD promulgated by the SEC. In addition, Donerail acknowledges and agrees that some of the Confidential Information may be considered “material non-public information” for purposes of the federal securities laws and that Donerail and its Representatives will abide by all securities laws relating to the handling of and acting upon material non-public information.

3.	Use of Name, Advice, Agreement, etc.

(a) No information or advice provided (other than any information or advice relating to the U.S. tax treatment and U.S. tax structure of any Transaction) or materials prepared by Donerail may be disclosed, in whole or in part, or summarized, excerpted from or otherwise referred to without Donerail’s prior written consent (such consent not to be unreasonably withheld, conditioned or delayed). The Company shall not disseminate any materials bearing the Donerail name or logo outside of the Company or its direct advisors without Donerail’s knowledge and consent. In addition, the Company agrees that any reference to Donerail in any release, communication or other material is subject to Donerail’s prior written consent for each such reference. The Company agrees not to disclose this Agreement, the contents hereof or the activities of Donerail pursuant hereto to any third party without the prior written consent of Donerail.

(b) Donerail’s advice is solely for the confidential use and information of the Company’s management and Board (solely in their capacities as such) and is only to be used in considering the matters to which this Agreement relates. Such advice may not be relied upon by any other party (including, without limitation, securityholders, affiliates, creditors or employees of the Company).

4. Compensation. This Agreement is effective as of the Effective Date, but the Company shall have no payment obligations under this agreement unless and until the Transaction Closing shall have occurred (the date of the consummation of such Transaction, the “Closing Date”).

(a) As payment and consideration for the Services to be provided hereunder, the Company agrees to pay to Donerail a fee of Three Hundred and Fifty Thousand U.S. Dollars ($350,000), payable upon Transaction Closing.

(b) Donerail shall be responsible for paying its own expenses incurred in connection with the provision of the Services or otherwise under this Agreement, including those incurred by its Representatives, except those which the Company expressly agrees in writing to pay. Notwithstanding the foregoing, subject to and contingent and payable solely upon Transaction Closing, the Company shall reimburse Donerail for all reasonable fees and disbursements of outside legal counsel retained by Donerail in connection with the negotiation of and entry into this Agreement and the provision of the Services under this Agreement; provided, that the aggregate amount of such fees and disbursements reimbursable by the Company hereunder shall not exceed $75,000.

(c) Neither Donerail nor any of its Representatives will be eligible to participate in any benefits that may be provided to employees of the Company or any of its affiliates, including paid holidays or vacations, retirement plans, profit sharing plans or any healthcare insurance, life insurance, workers’ compensation insurance or disability insurance.

(d) The Company and its affiliates will not be responsible for withholding or paying any income, payroll, Social Security, or other federal, state, or local taxes, making any insurance contributions, including for unemployment or disability, or obtaining worker’s compensation insurance or public liability insurance on Donerail’s behalf or on behalf of any of its Representatives. Consultant shall provide upon reasonable notice, proof that Donerail has filed and paid any income and any FICA taxes due on Donerail’s compensation.

5. Indemnification. The terms and provisions of Schedule A are incorporated by reference herein, constitute a part hereof and shall survive any termination or expiration of this Agreement. For the avoidance of doubt, the provisions of this Section 5 and Schedule A will in all cases be subject to Section 6.

6. Waiver Against Trust. Reference is made to the final prospectus of the Company, filed with the SEC (File No. 333-281456) (the “Prospectus”), and dated as of October 31, 2024. Donerail hereby represents and warrants that it has read the Prospectus and understands that the Company has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and the overallotment securities acquired by its underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company’s public shareholders (including overallotment shares acquired by the Company’s underwriters, the “Public Shareholders”), and that, except as otherwise described in the Prospectus, the Company may disburse monies from the Trust Account only: (a) to the Public Shareholders in the event they elect to redeem the Company shares in connection with the consummation of the Company’s initial business combination (as such term is used in the Prospectus) (the “Business Combination”) or in connection with an extension of its deadline to consummate a Business Combination, (b) to the Public Shareholders if the Company fails to consummate a Business Combination within twenty-four (24) months after the closing of the IPO, and subject to further extension by amendment to the Company’s organizational documents, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any taxes and up to $100,000 in dissolution expenses, or (d) to the Company after or concurrently with the consummation of a Business Combination. For and in consideration of the Company entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Donerail hereby agrees on behalf of itself and its affiliates that, notwithstanding anything to the contrary in this Agreement, neither Donerail nor any of its affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between the Company or its Representatives, on the one hand, and Donerail or its Representatives, on the other hand, this Agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”). Donerail on behalf of itself and its affiliates hereby irrevocably waives any Released Claims that Donerail or any of its affiliates may have against the Trust Account (including any distributions therefrom) now or in the future and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with the Company or its affiliates). Donerail agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by the Company and its affiliates to induce the Company to enter in this Agreement, and Donerail further intends and understands such waiver to be valid, binding and enforceable against Donerail and each of its affiliates under applicable law. To the extent Donerail or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Company or its Representatives, which proceeding seeks, in whole or in part, monetary relief against the Company or its Representatives, Donerail hereby acknowledges and agrees that Donerail’s and its affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit Donerail or its affiliates (or any person claiming on any of their behalves or in lieu of any of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event Donerail or any of its affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Company or its Representatives, which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Shareholders, whether in the form of money damages or injunctive relief, the Company and its Representatives, as applicable, shall be entitled to recover from Donerail and its affiliates the associated legal fees and costs in connection with any such action, in the event the Company or its Representatives, as applicable, prevails in such action or proceeding. Notwithstanding the foregoing, this Section 6 shall not affect any rights of Donerail or its affiliates to receive distributions from the Trust Account in their capacities as Public Shareholders upon the redemption of their shares or the liquidation of the Company if it does not consummate a Business Combination prior to its deadline to do so.

7. Termination. This Agreement shall have a term beginning on the Effective Date and ending on the Closing Date. This Agreement may be terminated at any time prior to the end of the term by either Party for convenience by written notice to the other Party with 15 days notice. This Agreement may be terminated at any time prior to the end of the term by either Party for Cause by written notice to the other Party with 30 days notice. In the event of any termination of this Agreement by Donerail for Cause (as defined below) or by the Company for convenience, Donerail shall be entitled to the applicable fee or fees set forth in Section 4 if the Company consummates the Transaction or any other initial business combination involving the Company and either the Target or any affiliate of the Target on or prior to the date that is 12 months following such termination. In the event of any termination of this Agreement by the Company for Cause (as defined below) or by Donerail for convenience, Donerail shall not be entitled to any fees under this Agreement. This Agreement will automatically be terminated without any further action of the parties and without any further liability or obligation hereunder of either Party in the event that the Company liquidates prior to consummating a business combination. Notwithstanding anything to the contrary contained herein, the provisions of Sections 6 through 16 will survive any termination of this Agreement, regardless of the manner or nature of such termination, and survive indefinitely. The termination of this Agreement and the expiration of any restricted periods under this Agreement that apply thereafter will not relieve a party of any obligation or liability arising from any breach by such party of this Agreement during the term or such restricted period. For purposes of this Section 7, (a) the term “Cause” with respect to Donerail shall mean actions or failures to act of Donerail (other than an action or failure to act undertaken at the express written request of the Company consistent with the requirements of such written consent) in the performance of the Services under this Agreement constituting gross negligence or willful misconduct (after notice and a reasonable opportunity to cure within 30 days) and (b) the term “Cause” with respect to the Company shall mean actions or failures to act of the Company (other than an action or failure to act undertaken at the express written request of Donerail consistent with the requirements of such written consent) in the performance of its obligations under this Agreement constituting gross negligence or willful misconduct (after notice and a reasonable opportunity to cure within a period of 30 days).

8.  Non-Exclusivity. During the term of this Agreement, the Company is expressly permitted to enter into the Transaction or engage in similar transactions without the involvement of Donerail. Furthermore, the Company is permitted to engage in the Transaction or to engage any third party to perform any services or act in any capacity for which Donerail has been engaged pursuant to this Agreement with respect to the Transaction, without the prior written consent of Donerail. Donerail shall not restrict the Company’s ability to engage other financial institutions (a) as financing sources in connection with the Transaction or any other matter (including valuation or solvency services in connection with any dividend or distribution to the Company’s stockholders in advance of the closing of the Transaction) or (b) as an advisor to any special committee of the Board (a “Special Committee”) in the event of the Transaction for which the Board appoints a Special Committee (it being understood that (i) any such retention set forth in clauses (a) or (b) above shall not affect Donerail’s rights (including with respect to fee entitlement) or the Company’s obligations hereunder and (ii) Donerail shall not be liable or responsible for any acts or omissions of such other retained person or entity, including, for the avoidance of doubt, with respect to any act or omission of such other retained person or entity that would constitute gross negligence or willful misconduct). For the avoidance of doubt, the Company’s engagement of any other financial institution or advisor pursuant to this Section 8 shall not affect Donerail’s entitlement to the fees set forth in Section 4, which shall remain payable in full upon Transaction Closing regardless of whether any other advisor is engaged or provides services in connection with the Transaction.

9.	Other Transaction; Disclaimer.

(a) The Company acknowledges that Donerail has multiple affiliated investment funds that may make certain investments in or acquisitions of, other businesses and companies, in each case from which conflicting interests, or duties, may arise, and that certain Donerail affiliates may maintain certain officers, directors and employees who also perform the same or similar roles for Donerail. To aid in tactical negotiations with the Target and in direct support of the Transaction, Donerail believes it may be helpful, at an appropriate time, to have Donerail affiliated investment funds and/or Donerail personnel and/or separately managed accounts advised by Donerail and/or advisory clients of Donerail trade the publicly-traded equity or other securities of the Target and hold a long or short position in such securities. To be clear, however, purchasing Target public equity or other Target securities could create a conflict whereby Donerail’s principal responsibility as a fiduciary of investor capital would be to maximize the value of its Target investment, thereby creating a direct conflict to the role that it would play as advisor to the Company. Donerail has navigated conflicts such as these in the past with success. Donerail recognizes its responsibility for compliance with federal and state securities laws and regulations, as well as the rules and regulations of any applicable securities exchanges, in connection with such activities. Notwithstanding anything to the contrary herein, in light of the foregoing recognition, Donerail hereby agrees to indemnify and hold harmless the Company against any and all losses, damages, liabilities, expenses (including reasonable attorneys’ fees), and penalties arising from any breach of such federal or state securities laws, rules, or regulations, or any rules or regulations of applicable securities exchanges, in connection with such activities; provided, that (x) the Company shall provide Donerail with prompt written notice of any claim for indemnification under this Section 9(a), (y) Donerail’s aggregate liability under this Section 9(a) shall not exceed the amount of fees actually received by Donerail under this Agreement, and (z) the Company’s right to bring indemnification claims under this Section 9(a) shall expire on the second anniversary of the termination of this Agreement.

(b) The Company acknowledges and agrees that (i) Donerail will act as an independent contractor hereunder, its responsibility is solely owed to the Company and contractual in nature, and Donerail does not owe the Company, or any other person or entity (including, without limitation, any securityholders, affiliates, creditors or employees of the Company), any fiduciary or similar duty as a result of its engagement hereunder or otherwise and this Agreement shall not be construed to create any employee-employer, partnership, association, joint venture or agency relationship between Donerail and the Company or between any Representative of Donerail and the Company, (ii) Donerail and its affiliates will not be liable for any losses, claims, damages or liabilities arising out of the actions taken, omissions of or advice given by other parties who are providing services to the Company, (iii) Donerail may provide tools or online document repository spaces to facilitate the Transaction, that such products or services are provided by third party vendors and that the Company uses those products or services at its own risk, (iv) Donerail is not an advisor as to legal, tax, accounting or regulatory matters in any jurisdiction, (v) the Company has consulted, and will consult, as appropriate, with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of this Agreement and the transactions contemplated hereby, and that Donerail and its affiliates shall have no responsibility or liability with respect thereto, and (vi) the Company is capable of evaluating the merits and risks of such transactions and the fees payable in connection therewith and that it understands and accepts the terms, conditions, and risks of such transactions and fees. As an independent contractor of the Company, Donerail shall not have any authority to bind, make any representation or commitment or act on behalf of the Company except as expressly provided in this Agreement. Nothing contained herein shall be construed to authorize, grant, or appoint Donerail to act or hold itself out as an employee or legal representative of the Company for any purpose whatsoever. Donerail may not, or permit any of its Representatives to, enter into any agreement, understanding, or other commitment that is binding on the Company, or hold itself out as having such authority.

10.  Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, applicable to contracts made and to be performed therein, without regard to conflict of laws provisions.

11.  Exclusive Jurisdiction. Except as set forth below, the Parties agree that any dispute, claim or controversy directly or indirectly relating to or arising out of this Agreement, the termination or validity of this Agreement, any alleged breach of this Agreement, the engagement contemplated by this Agreement or the determination of the scope of applicability of this Agreement to this Section 11 (any of the foregoing, a “Claim”) shall be commenced in the Commercial Division of the Supreme Court of the State of New York located in the City and County of New York (or any appellate court thereof), which courts shall have exclusive jurisdiction over the adjudication of such matters and shall decide the merits of each Claim on the basis of the internal laws of the State of New York without regard to principles of conflicts of law. The Company and Donerail agree and consent to personal jurisdiction, service of process and venue of such court, waive all right to trial by jury for any Claim and agree not to assert the defense of forum non-conveniens. The Company and Donerail also agree that service of process may be effected through next-day delivery using a nationally recognized overnight courier or personally delivered to the addresses set forth or referred to in Section 14. The Company and Donerail further agree that a final, non-appealable judgment in respect of any Claim brought in any such court shall be binding and may be enforced in any other court having jurisdiction over the Party against whom the judgment is sought to be enforced. Neither Donerail or any of the Indemnified Persons (as defined in Schedule A), nor the Company or its affiliates, shall be responsible or have any liability for any indirect, special, consequential or punitive damages arising out of or in connection with this Agreement or the transactions contemplated hereby, even if advised of the possibility thereof; provided that the foregoing shall not place any limitation on the Company’s indemnification obligations under Section 5 and Schedule A in connection with third-party claims. The Company also hereby consents to personal jurisdiction, service and venue in any court in which any Action (as defined in Schedule A) is brought by any third party against Donerail or any Indemnified Person.

12.	Payments.

(a) All cash payments to be made to Donerail hereunder shall be non-refundable and made in cash by wire transfer of immediately available U.S. funds. If the fees to be paid to Donerail are denominated in a currency other than U.S. dollars, such fees shall be converted into U.S. dollars at the closing mid-market exchange rate in New York on the business day prior to that on which payment of the fees is to be made. Except as expressly set forth herein, no fee payable to Donerail hereunder shall be credited against any other fee due to Donerail.

(b) All amounts payable to Donerail or any other Indemnified Person under the terms of the Agreement shall be paid to Donerail or any other Indemnified Person in U.S. dollars, free and clear of all deductions or withholdings. If the deduction or withholding is required by law, the Company will pay such additional amount as will be required to ensure that the net amount received by Donerail or any other Indemnified Person is equal to the amount it would have received had no such deduction or withholding or charge been made.

(c) All fees and expenses payable under the provisions of the Agreement are subject to any applicable value added, sales, turnover, consumption or similar tax, which will be payable by or charged to the Company.

13.  Announcements, etc. The Company agrees that Donerail may, upon Company’s prior written approval for such use, following the announcement or disclosure of the Transaction, describe the Transaction in any form of media or in Donerail’s marketing materials, stating Donerail’s role and other material terms of the Transaction and using the Company’s name in connection therewith; provided that Donerail shall not use in any such description any material terms of theTransaction, which have not been publicly disclosed by or on behalf of the Company or its affiliates or the Transaction counterparty or its affiliates.

14.  Notices. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (a) when received if given in person or by courier or a courier service, (b) on the date of transmission if sent by facsimile or email (with affirmative confirmation of receipt, and provided, that the party providing notice shall within two (2) business days provide notice by another method under this Section 14) or (c) three (3) business days after being deposited in the U.S. mail, certified or registered mail, postage prepaid (or at such other address for a party as shall be specified by like notice):

If to the Company, to: Newbury Street II Acquisition Corp 121 High Street, Floor 3 Boston, Massachusetts 02110 Attn: Thomas Bushey Email: [***] Telephone No.: [***]

with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn:       Matthew A. Gray, Esq.,

                Barry I. Grossman, Esq.
Email:     [***];

                [***]

Telephone No.: [***]

If to Donerail, to: Donerail Group & Co LLC 240 26th Street, 2nd Floor Santa Monica, CA 90402 Attention: General Counsel Email: [***] Telephone No.: [***]	with a copy (which will not constitute notice) to: Akin Gump Strauss Hauer & Feld LLP One Bryant Park New York, New York 10036 Attn: Douglas A. Rappaport Email: [***] Telephone No.: [***]

15.  Miscellaneous. Except as otherwise provided herein or by applicable law, this Agreement may not be amended or changed in any respect, except by a written agreement executed by both parties hereto. This Agreement may not be assigned by either Party without the prior written consent of the other Party, to be given in the sole discretion of the Party from whom such consent is being requested. Any attempted assignment of this Agreement made without such consent shall be void and of no effect, at the option of the non-assigning Party. This Agreement is binding upon each Party’s successors and permitted assigns. This Agreement is solely for the benefit of the Company, Donerail and, to the extent expressly set forth herein, the Indemnified Persons and no other party shall be a third party beneficiary to, or otherwise acquire or have any rights under or by virtue of, this Agreement. If any provision hereof shall be held by a court of competent jurisdiction to be invalid, void or unenforceable in any respect, or against public policy, such determination shall not affect such provision in any other respect nor any other provision hereof. Headings used herein are for convenience of reference only and shall not affect the interpretation or construction of this Agreement. In this Agreement, unless the context otherwise requires: (i) whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; and (iii) the words “herein”, “hereto” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular portion of this Agreement. As used in this Agreement, the term: (v) “business day” means any day that is not a Saturday, Sunday or any other day on which banks are required or authorized by Law to be closed in New York, New York; (w) “person” shall refer to any individual, corporation, partnership, trust, limited liability company or other entity or association, including any governmental or regulatory body, whether acting in an individual, fiduciary or any other capacity; (x) “affiliate” shall mean, with respect to any specified person, any other person or group of persons acting together that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with such specified person (where the term “control” (and any correlative terms) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise). All references to “$” or “dollars” herein shall be references to U.S. dollars. Each of the Company and Donerail are referred to herein as a “Party” and together, the “Parties.” “Third party” as used herein shall mean any party other than the Parties. Any reference herein to a statute shall mean the statute in force as at the date of this Agreement (together with all regulations promulgated thereunder), as the same may be amended, re-enacted, consolidated or replaced from time to time, and any successor statute thereto, unless otherwise expressly provided. “Representative” shall mean, with respect to any person, any of such person’s affiliates and its and its affiliates’ respective directors, officers, employees, consultants, accountants, attorneys, advisors, agents and other representatives, and in the case of the Company, its potential financing sources for the Transaction; provided that neither party will be deemed a Representative of the other party for purposes of such definition. No failure or delay by either Party in exercising any right, power or remedy hereunder or pursuant hereto, or any failure to give notice of any breach of or to require compliance with any term of this Agreement, shall operate as a waiver thereof. This Agreement may be executed in facsimile or other electronic counterparts, each of which will be deemed to be an original and all of which together will be deemed to be one and the same document. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. This Agreement has been reviewed by each of the signatories hereto and its counsel. There shall be no construction of any provision against Donerail because this Agreement was initially drafted by Donerail and the Parties waive any statute or rule of law to such effect.

16.  Supersedes Prior Agreement. This Agreement constitutes the entire understanding of the parties with respect to its subject matter (including any understanding of the parties with respect to the Transaction and any other business combination involving the Company) and supersedes any prior oral or written communication or understanding or written agreement with respect thereto (including any other written agreement between Donerail, on the one hand, and the Company or the Target, on the other hand).

17.  Mutual Releases. Other than with respect to the obligations set forth in this Agreement, (a) Donerail, together with its affiliates, past or present officers, directors, employees, shareholders, affiliates, agents, heirs, assigns, executors, attorneys, administrators, and successors (collectively, the “Donerail Releasors”) hereby fully and forever release and discharge the Company and its affiliates, and each of their respective past and present officers, directors, employees, shareholders, affiliates, parents, subsidiaries, agents, heirs, executors, attorneys, administrators, successors, assigns, and any other parties acting or purporting to act on behalf of the Company (the foregoing are collectively, the “Company Released Parties”) from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims (including those in connection with, related to or arising from the Company’s formation, operation, business combination, and/or services rendered or purported to be rendered to or on behalf of the Company by Sponsor and/or Donerail), and demands whatsoever, in law, admiralty or equity, whether known or unknown, foreseen or unforeseen, direct or indirect, liquidated, unliquidated or not fully in being, which the Donerail Releasors ever had, have or may have against the Company Released Parties from the beginning of the world through and including the date of execution of this Agreement by all parties hereto; and (b) the Company, together with its affiliates, past or present officers, directors, employees, shareholders, affiliates, agents, heirs, assigns, executors, attorneys, administrators, and successors (collectively, the “Company Releasors”) hereby fully and forever release and discharge Donerail and its affiliates, and each of their respective past and present officers, directors, employees, shareholders, affiliates, parents, subsidiaries, agents, heirs, executors, attorneys, administrators, successors, assigns, and any other parties acting or purporting to act on behalf of the Donerail (the foregoing are collectively, the “Donerail Released Parties”) from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims (including those in connection with, related to or arising from the Company’s formation, operation, business combination, and/or services rendered or purported to be rendered to or on behalf of the Company by Sponsor and/or Donerail), and demands whatsoever, in law, admiralty or equity, whether known or unknown, foreseen or unforeseen, direct or indirect, liquidated, unliquidated or not fully in being, which the Company Releasors ever had, have or may have against the Donerail Released Parties from the beginning of the world through and including the date of execution of this Agreement by all parties hereto.

IN WITNESS WHEREOF, the parties have executed this Services Agreement effective as of the Effective Date.

Sincerely,

DONERAIL GROUP & CO LLC

/s/ William Wyatt
Name:	William Wyatt
Title:	Managing Partner

Accepted and Agreed:

NEWBURY STREET II ACQUISITION CORPORATION

/s/ Thomas Bushey
Name:	Thomas Bushey
Title:	CEO